                             UNDERWRITING AGREEMENT

                                   HPSC, INC.

                                   $20,000,000

                           ___% SENIOR NOTES DUE 2007


ADVEST, INC.
LEGG MASON WOOD WALKER, INCORPORATED
c/o Advest, Inc.
90 State House Square
Hartford, Connecticut 06103

                                                        _______________ __, 1997

Ladies and Gentlemen:

     SECTION 1. INTRODUCTION. Subject to the terms and conditions hereof, HPSC, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of $20,000,000 principal amount of its ___% Senior Notes due 2007 (the "Firm Notes"), to the several underwriters identified in SCHEDULE A annexed hereto (collectively, the "Underwriters"), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to $3,000,000 principal amount of Senior Notes (the "Option Notes") on the terms and for the purposes set forth in Section 4. The Firm Notes and, to the extent such option is exercised, the Option Notes, are hereinafter collectively referred to as the "Notes." The Notes will be issued
pursuant to an indenture, to be dated as of                , 1997 (the
"Indenture") between the Company and The First National Bank of Boston, as trustee (the "Trustee").

     You have advised the Company that the Underwriters intend to make a public offering of the Notes as soon hereafter as in your judgment is advisable.

     The parties hereby agree as follows:


----------------------
     * Plus an option to acquire up to $3,000,000 principal amount of Senior Notes from the Company to cover over-allotments.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

          (a) The Company and each of its subsidiaries is, and on each Closing Date (as hereinafter defined) will be, a corporation duly organized and incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to conduct all the activities conducted by the Company and each of its subsidiaries, to own or lease all their respective assets owned or leased by them, to conduct their respective businesses as described in the Prospectus (as hereinafter defined) and to enter into this Agreement and the Indenture and perform the Company's obligations thereunder. The Company and each of its subsidiaries is, and on each Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by the Company or such subsidiary or the character of the assets owned or leased by the Company or such subsidiary makes such licensure or qualification necessary. Complete and correct copies of the Restated Certificate of Incorporation as heretofore amended, and By-laws of the Company and each of its subsidiaries in effect on the date of this Agreement (the "Existing Charter Documents") have been delivered to the Underwriters, and no changes to the Existing Charter Documents will be made subsequent to the date of this Agreement and prior to the First Closing Date (as hereinafter defined) or, if later, the Second Closing Date (as hereinafter defined).

          (b) The Company and each of its subsidiaries is not in violation of any provision of their respective Existing Charter Documents, and at each Closing Date will not be, in violation of any provision of their respective Existing Charter Documents. No state of facts exists or will exist at any Closing Date which, upon notice or lapse of time or both, would constitute a violation of any provision of the Existing Charter Documents.

          (c) The Company had at the date indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the column entitled "Actual" under the caption "Capitalization" as set forth in the Prospectus, and based on the assumptions stated in the Prospectus, the Company will have on each Closing Date the adjusted capitalization as set forth in the column entitled "As Adjusted" under the caption "Capitalization" as set forth in the Prospectus. At the time of delivery of the Notes to the Underwriters hereunder, all of the issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and nonassessable, and the descriptions thereof contained in the Prospectus and the Registration Statement (as hereinafter defined) will be complete and accurate in all respects. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except for restrictions on the disposition of such shares of


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stock by the Company described in the Prospectus pursuant to loan agreements and notes and guaranties thereof and related agreements to which the Company or any such subsidiary is a party).

          (d) Except as disclosed in the Prospectus, the Company has not issued, and as of each Closing Date will not have issued (i) any options, warrants or other rights of any description, contractual or otherwise, entitling any person to purchase or receive any class of security from the Company or (ii) any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of the Company's capital stock, or any of such options, warrants, other rights or convertible securities or obligations.

          (e) The Company's Common Stock is listed on the National Association of Securities Dealers, Inc. National Market (the "Nasdaq National Market").

          (f) The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Indenture and the Notes, to perform its obligations (including the issuance, sale and delivery of the Notes) hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, issuance, sale and delivery of the Notes and the consummation of the transactions contemplated by this Agreement and the Indenture have been duly and validly taken.

          (g) This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (h) The Notes have been duly and validly authorized by the Company for issuance and when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

          (i) The Indenture has been duly and validly authorized by the Company and upon effectiveness of the Registration Statement will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute

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a valid and legally binding agreement of the Company, enforceable against the
Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of any court before which any proceeding therefor may be brought.

          (j) The Company is subject to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is in compliance with the provisions of such section.

          (k) The execution, delivery and performance by and on behalf of the Company of this Agreement and the Indenture, the performance of the Company's obligations thereunder and the consummation of the transactions contemplated thereby (including the issuance, sale and delivery of the Notes), and the execution and delivery of the Notes by the Company and compliance by the Company with all of the provisions hereof and thereof will not violate any provision of the Existing Charter Documents; will not result in the breach, or be in contravention, of or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms or provisions of (i) any provision of any lease, franchise, license, indenture, loan agreement, mortgage, deed of trust, voting trust agreement or any other contract, agreement or instrument to which the Company or any of its subsidiaries are a party or by which the Company or its subsidiaries or any of their properties may be bound or affected, (ii) any statute, order, rule or regulation applicable to the Company or any of its subsidiaries of any court or regulatory body, administrative agency, authority or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of their properties or (iii) any order of any court or regulatory body, administrative agency, authority or other governmental body rendered in any proceeding to which the Company or any of its subsidiaries was or is now a party or by which it or any of its subsidiaries and/or any of their properties is bound, except those, if any, described in the Prospectus or which would not have a material adverse effect on the business, properties, business prospects, assets, condition (financial or otherwise), net worth or results of operations of the Company on a consolidated basis (a "Material Adverse Effect").

          (l) No consent, approval, authorization or other order of, or filing or declaration with, any court or regulatory body, administrative agency or other governmental body of the United States or any other jurisdiction is necessary in connection with the execution, delivery and performance of this Agreement, the Indenture and/or the issuance and/or sale of the Notes by the Company pursuant to this Agreement and the Indenture and/or the consummation of the transactions contemplated by this Agreement and the Indenture, other than such as have been obtained or made by the Company on or before the date of this Agreement,

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except the registration of the Notes under the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations (as hereinafter defined), the qualifications of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required by the state securities laws ("Blue Sky Laws") applicable to the public offering of the Notes by the several Underwriters or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the several Underwriters of the Notes.

          (m)     The Company has prepared a registration statement on Form S-1
(File No. 333-            ) with respect to the Notes, including a form of
preliminary prospectus, in conformity with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder and has filed such registration statement with the Commission under the Act. The Company has prepared and filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended preliminary prospectuses as may hereafter be required. The Company has delivered or caused to be delivered to each of the Underwriters without charge two (2) signed copies of such registration statement and each amendment thereto together with two (2) copies of each exhibit filed therewith; one (1) conformed copy of such registration statement and each amendment thereto, but without exhibits, for each of the Underwriters if requested; and such numbers of the related Preliminary Prospectus (as hereinafter defined) and of the Prospectus as the Underwriters heretofore have reasonably requested. As used in this Agreement, the term "Preliminary Prospectus" means each and every prospectus filed with the registration statement and amendments thereto (except the Prospectus). Such registration statement, as amended, has been declared effective by the Commission under the Act and is not proposed to be further amended. If such registration statement, as it may have been amended, omits information in accordance with Rule 430A under the Act, promptly after the execution of this Agreement the Company will file with the Commission a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters. Such registration statement, as finally amended and revised at the time such registration statement is or was declared effective by the Commission, (including without limitation the information contained in the form of final prospectus, filed with the Commission pursuant to Rule 424(b) and Rule 430A of the Rules and Regulations and deemed to be part of the registration statement) is referred to herein as the "Registration Statement". "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to

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purchasers of the Notes, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)((7).

          (n) The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act.

          (o) Neither the Commission nor the securities authority of any state or other jurisdiction has issued any order preventing or suspending the use of any Preliminary Prospectus, and no proceeding for that purpose has been instituted or threatened by the Commission or any such securities authority. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened or, to the best of the Company's knowledge, contemplated by the Commission or any such securities authority. Each Preliminary Prospectus complies with the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the effective date of the Registration Statement (the "Effective Date"), and at all times subsequent thereto up to and including each Closing Date (including the date of filing of any amendments to such Registration Statement and the date of effectiveness of any post-effective amendment), the Registration Statement and the Prospectus contained therein, and any amendments or supplements thereto, including without limitation the financial statements included in such Prospectus, contained or will contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations and conformed or will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at each Closing Date, the Prospectus, as amended or supplemented at any such time, contained or will contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations and conformed or will conform in all respects to the requirements of the Act and the Rules and Regulations and did not or will not include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The Indenture conforms in all respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder. No representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or any such

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amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto (as confirmed in Section 3 hereof) or as to that part of the Registration Statement that constitutes the Statement of Eligibility under the Trust Indenture Act of the Trustee. The Company hereby acknowledges and agrees that the information set forth under the heading "Underwriting" in the Prospectus constitutes the only written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

          (p) Coopers & Lybrand L.L.P. and Deloite & Touche LLP (the "Accountants"), who are certifying and have expressed their opinions with respect to certain of the financial statements filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, are independent accountants with respect to the Company and its subsidiaries as required by the Act and the Rules and Regulations.

          (q) Except as disclosed in the Prospectus, the financial statements and related notes thereto included or to be included, as the case may be, in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the entire period involved. No other financial statements or schedules of the Company and its subsidiaries are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Except as disclosed in the Prospectus, the summary financial and statistical data and the other financial and numerical information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

          (r) Neither the Company nor any of its subsidiaries is, and on each Closing Date will be, in default under any court or administrative order or decree, or in default with respect to any provision of any lease, loan agreement, indenture, commission sales agreement, license, permit or other agreement or contractual obligation to which the Company or any of its subsidiaries is a party or by which any of their respective properties are bound, and there does not exist any state of facts which constitute an event of default as defined in any such document or which, upon notice or lapse of time or both, would constitute such an event of default, where in any such case such default or event of default by any party thereto has or is reasonably likely to have a Material Adverse Effect.

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          (s)     Except as disclosed in the Registration Statement and the
Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any property owned or leased by the Company or any of its subsidiaries or any of the Company's officers or directors in their capacity as such, before or by any foreign, federal, state, municipal or local court, commission, regulatory body, administrative agency or other governmental body, which are required to be disclosed in the Registration Statement or the Prospectus and are not so disclosed, or which question the validity of this Agreement or the Indenture or any action taken or to be taken pursuant thereto.

          (t) The Company and its subsidiaries have good and marketable title in fee simple to all real property and have good and marketable title to all personal property and other assets reflected as owned by the Company and its subsidiaries in the financial statements described above (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, mortgages, pledges, charges, encumbrances or restrictions of every kind or nature whatsoever except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus) or which would not have a Material Adverse Effect or which do not interfere in any material respect with the use or proposed use of the property or the conduct of the business of the Company and its subsidiaries; all properties (including without limitation real property and buildings) held or used by the Company and its subsidiaries under leases, licenses, franchises or other agreements are held by the Company and its subsidiaries under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements with respect to which the Company or any of its subsidiaries are not in default, except to the extent that such defaults in the aggregate do not have a Material Adverse Effect on the conduct of their respective businesses as conducted or proposed to be conducted or to the extent that the enforceability of the rights and remedies of the Company and its subsidiaries under any such lease, franchise, license or other agreement may be limited by the application of bankruptcy, reorganization, insolvency or other laws generally affecting the rights of creditors and by equitable principles being applied at the discretion of a court before which any proceeding may be brought.

          (u) Neither the Company nor any of its directors, officers, affiliates or controlling persons has, directly or indirectly (i) taken any action designed, or which might reasonably be expected, to cause or result in, or which has constituted, or might reasonably be expected to constitute, stabilization or manipulation, under the Act or the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of any of the Notes; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company.

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          (v)     Except as disclosed in the Registration Statement or the
Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to the First Closing Date and Second Closing Date:

                  (i) the Company or its subsidiaries have not and will not have incurred any material liabilities or obligations, direct, indirect or contingent, or entered into any material transactions, other than in the ordinary course of business or pursuant to this Agreement and the transactions referred to herein;

                  (ii) the Company has not and will not have purchased any of its outstanding capital stock or paid or declared or otherwise made any dividends or other distributions of any kind with respect to any class of its capital stock, and the Company and its subsidiaries are not and will not be delinquent in the payment of principal or interest on any outstanding material debt obligation; and

                  (iii) there has not been and will not be (A) any change in the capital stock or any change in the indebtedness of the Company and its subsidiaries, or (B) any adverse change or any development involving a prospective adverse change in their businesses (resulting from litigation or otherwise), properties, business prospects, condition (financial or otherwise), net worth or results of operations.

          (w) There is no contract or other document, transaction or relationship of a character required to be described in the Prospectus or the Registration Statement or to be filed as an exhibit to the Registration Statement that has not been described, incorporated therein by reference or filed as required. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary, as the case may be, and are enforceable against the Company or such subsidiary, as the case may be, in accordance with the terms thereof, except as enforceability of any such agreement may be limited by the application of bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally and by equitable principles being applied at the discretion of a court before which any proceeding may be brought.

          (x) Except as disclosed in the Prospectus, the Company and its subsidiaries have filed all necessary foreign, federal, state, municipal and local income and franchise tax returns and paid all taxes shown as due thereon as well as all other taxes, assessments and governmental charges that are due and payable; and no tax deficiency has been asserted or threatened against the Company or any of its subsidiaries that would have a Material Adverse Effect.

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          (y)     Neither the Company nor any of its subsidiaries has at any time:

                  (i) made, directly or indirectly, any unlawful contribution to any candidate for political office or failed to disclose fully any contribution in violation of law; or

                  (ii) directed, authorized or caused any director, officer, employee or other agent of the Company or any of its subsidiaries to make any unlawful contribution to any candidate for political office or to fail to disclose any such contribution in violation of law; or

                  (iii) made or directed, authorized or caused any director, officer, employee or agent of the Company or any of its subsidiaries to make any payment to any foreign, federal, state, municipal or local government officer or official, orally other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or any applicable foreign jurisdiction.

          (z) The Company and its subsidiaries have in place and effective such policies of insurance, with limits of liability in such amounts, as are customary and prudent in the businesses in which each is engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a comparable cost.

          (aa) Except as disclosed in the Prospectus, the Company and its subsidiaries own or have adequate rights to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, patent rights, patent applications, mask works and copyrights necessary for the conduct of their respective businesses and the ownership of their respective properties, and neither the Company nor any of its subsidiaries have any knowledge of any infringement by it of any trademark, service mark, trade name right, patent right, mask work, copyright, license, trade secret or other similar right of any other person or entity, and there is no claim being made against the Company or any of its subsidiaries, or to the best of the Company's knowledge, any employee of the Company or any of its subsidiaries, regarding trademark, service mark, trade name, patent, mask work, copyright, license, trade secret or other infringement.

          (bb) The Company and its subsidiaries hold and are in substantial compliance with all material permits, certificates, licenses, approvals, registrations, franchises and authorizations (collectively, the "Permits") required under all laws, rules and regulations to own their respective properties and conduct their respective businesses in the manner described in the Prospectus, and all of such Permits are in full force and effect; the Company and its subsidiaries have fulfilled and performed all of their respective material obligations with respect to such

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Permits; no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination of any such Permit or result in any other material impairment of the Company's or any of its subsidiaries' rights under any such Permit; and such Permits contain no restrictions that materially affect the Company's or its subsidiaries' ability to conduct their respective businesses as presently conducted or as proposed to be conducted. There are no pending proceedings, and neither the Company nor any subsidiary has received notice of any threatened proceedings, relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any such Permit. The Company and its subsidiaries are not and have not been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules or regulations (including without limitation those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except any such violations that have been fully cured or satisfied without recourse or that are not, either individually or collectively, reasonably likely to have a Material Adverse Effect.

          (cc) To the best knowledge of the Company, except as reasonably could not be expected, either singly or in the aggregate, to have a Material Adverse Effect, and except as disclosed in the Prospectus: (i) the Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined herein), which compliance includes, but is not limited to, the possession by the Company and each of its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, and neither the Company nor any of its subsidiaries has received any communication, from any person or entity, that alleges that the Company or any of its subsidiaries are not in such compliance; (ii) there is no pending or threatened claim, lawsuit, or administrative proceeding against the Company or any of its subsidiaries under any Environmental Law, nor has the Company or any of its subsidiaries received any notice from any person or entity alleging that the Company or any of its subsidiaries are liable for any civil or criminal liability or penalty under any Environmental Law; (iii) there is no pending or threatened claim, lawsuit or administrative proceeding against any person or entity, whose liability, under any Environmental Law, the Company or any of its subsidiaries may have retained or assumed either contractually or by operation of law; (iv) there have been no releases, spills or discharges of Hazardous Substances (as defined herein) on or underneath any of the properties currently or formerly owned, leased or operated by the Company or any of its subsidiaries; and (v) there are no foreseeable requirements relating to compliance with applicable Environmental Laws in the future or liability for past non-compliance with Environmental Laws or disposal of Hazardous Substances that are reasonably likely to cause the Company or its subsidiaries to incur any material expenditures. For purposes of this Agreement, the term "Environmental Law" means any foreign, federal, provincial, state or local law, regulation,

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code, rule, ordinance, or common law standard, in each case as in effect on the date hereof, relating to pollution or to the protection of human health, safety or the environment, including, without limitation, laws relating to releases or threatened releases of Hazardous Substances into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances. The term "Hazardous Substances" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or its derivatives, asbestos, polychlorinated biphenyls, caustic substances, radioactive materials, or any other substance defined as hazardous, toxic, or dangerous by, or regulated under, any Environmental Law.

          (dd) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent, in each case which, if determined adversely to the Company, would not have a Material Adverse Effect.

          (ee) The Company is in compliance in all material respects with all presently applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) established or maintained by the Company or any of its subsidiaries (each, a "Pension Plan"). To the best of the Company's knowledge, all contributions required to be made with respect to any Pension Plan have been timely made. The amount of "unfunded benefit liabilities" (as defined in ERISA) under all Pension Plans would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any person (as defined in Section 3(9) of ERISA) which together with the Company or a subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 404(b), (c),
(m) or (o) of the Code (an "ERISA Affiliate") has incurred or expects to incur liability under (i) Section 409, 502(i), 502(l) or 515 of ERISA, or (ii) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or (iii) Section 401(a)(29), 4971, 4975 or 4980B of the Code and each Pension Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. Using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and its subsidiaries and its ERISA Affiliates to all Pension Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Pension Plan ended prior to the date hereof, would not have a Material Adverse Effect. Except as disclosed in the Prospectus, the Company and its subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA). To the best of the Company's knowledge, no condition exists which presents a material risk to the Company or any subsidiary of the Company or any ERISA Affiliate of incurring a liability with respect to any of the foregoing which would have a Material Adverse Effect. The execution and delivery of this Agreement and the Indenture and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of Section 406 of ERISA and Section 4975 of the Code and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to
Section 4975 of the Code.

          (ff) Neither the Company nor any of its subsidiaries is an "investment company," or a company "controlled" by, or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and upon the Company's receipt of any proceeds from the sale of the Notes, it will not become or be deemed to be an "investment company" under the 1940 Act.

          (gg) The Company and its subsidiaries make and keep accurate books and records reflecting the Company's and its subsidiaries' assets and maintains internal accounting controls which provide reasonable assurance that:

                  (i) transactions are executed with management's authorization;

                  (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company and its subsidiaries;

                  (iii) access to the assets of the Company and its subsidiaries are permitted only in accordance with management's authorization; and

                  (iv) the reported amounts of the assets of the Company and its subsidiaries are compared with the existing assets of the Company and its subsidiaries at reasonable intervals and appropriate action is taken with respect to any differences.

          (hh) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in (i) the securities registered pursuant to the Registration Statement or (ii) any other securities now or hereafter registered pursuant to any other registration statement filed by the Company under the Act. Except as disclosed in the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, and all such holders, if any, have waived all such rights as of the date hereof.

          (ii) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby.

     A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in Section 7(g)(i) will also be furnished to the Underwriters and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representative, on behalf of the several Underwriters, represents and warrants to the Company that only the information set forth in the section in the Prospectus entitled "Underwriting," was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, and that such information is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4. PURCHASE, SALE AND DELIVERY OF THE NOTES. (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to all of the terms and conditions herein set forth, (i) the Company agrees to issue and to sell to the Underwriters identified in SCHEDULE A a total of $20,000,000 principal amount Company Firm Notes; and (ii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective number of Firm Notes set forth opposite the name of such Underwriter in SCHEDULE A at a purchase price equal to _______% of the principal amount thereof at a closing described in Section 4(c) below.

          (b) Upon the basis of the representations, warranties, covenants and agreements herein contained, but subject to all of the terms and conditions herein set forth, the Company hereby grants an option (the "Option") to the several Underwriters to purchase, severally and not jointly, from the Company up to $3,000,000 principal amount of Option Notes at the purchase price per Note to be paid by the Underwriters for the Firm Notes, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the

Firm Notes. The Option many be exercised at any time (but not more than once), in whole or in part, on or before the thirtieth (30th) day after the date of this Agreement, upon written or telecopied notice (the "Option Notice") by the Underwriters to the Company no later than 5:00 p.m. eastern time, setting forth the aggregate number of Option Notes as to which the Underwriters are exercising the Option, the names and denominations in which the certificates for such Notes are to be registered, and the time and place at which such certificates shall be delivered to and paid for by the Underwriters. Such time of delivery may not be earlier than the First Closing Date, and is herein called the "Second Closing Date." The Second Closing Date shall be determined by the Underwriters, but if at any time other than the First Closing Date, shall not be earlier than three
(3) nor later than ten (10) full business days after delivery of the Option Notice unless otherwise agreed upon by the Underwriters and the Company. Certificates for the Option Notes shall be made available for checking and packaging at 9:00 a.m., eastern time, on the business day immediately preceding the Second Closing Date at a location to be designated by the Underwriters. On the Second Closing Date the Company shall issue and sell to the Underwriters the number of Notes set forth in the Option Notice, and each Underwriter will purchase the number of Option Notes allocated to it pursuant to the first sentence of this Section 4(b). The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Option Notes shall be the same as for the Firm Notes as specified in Section 4(c).

          (c) At 9:00 a.m., eastern time, on the fourth business day after the date of this Agreement, unless otherwise required by the Commission pursuant to Rule 15c6-1 of the Exchange Act or at such other time on such other day not later than five business days after such fourth business day as the Underwriters and the Company may agree, the Company shall deliver to the Underwriters, at the offices of Advest, Inc., 40 Rector Street, New York, New York 10006, or through the facilities of the Depository Trust Company, 55 Water Street, New York, New York 10041, for the accounts of the several Underwriters, certificates in definitive form representing the Firm Notes to be sold by them, against payment in Hartford, Connecticut or such other location agreed upon by the parties of the purchase price therefor by certified or bank cashier's check in New York Clearing House (next day) funds payable to the order of the Company. Such time of delivery against payment is referred to herein as the "First Closing Date," and the First Closing Date and the Second Closing Date are referred to herein individually as a "Closing Date." The certificates representing the Firm Notes to be delivered shall be in denominations and registered in such names as the Underwriters request by notice to the Company prior to 9:00 a.m., eastern time, on the second full business day preceding the First Closing Date, and shall be made available for checking and packaging at 9:00 a.m., eastern time, on the business day immediately preceding the First Closing Date at a location to be designated by the Underwriters.

          (d) The Company shall bear the cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Notes and the Option Notes sold by the Company to the respective Underwriters. The Company shall pay and save each Underwriter and any subsequent holder of each Note harmless from any and all liabilities with respect to or resulting from any failure or delay in paying foreign, federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Notes and/or the Option Notes.

     SECTION 5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

          (a) The Company shall not during such period as the Prospectus is required by law to be delivered in connection with sales of the Notes by an underwriter or any dealer, file any amendment or supplement to the Registration Statement or any Preliminary Prospectus or the Prospectus (including without limitation a prospectus filed pursuant to Rule 424(b)), unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

          (b) The Company shall use its best efforts to cause the Registration Statement to continue to be effective and each post-effective amendment thereto to become effective, and shall notify the Underwriters and counsel to the Underwriters promptly, and shall confirm such advice in writing,
(i) when any post-effective amendment to the Registration Statement becomes effective; (ii) of any request by the Commission or any securities authority of any other jurisdiction for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof; (iv) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus (other than a communication confirming the effectiveness of the Registration Statement); and (v) of receipt by the Company of any notification of the suspension of qualification of the Notes for sale in any jurisdiction or the initiation of any proceedings for that purpose or threat thereof. The Company shall use its best efforts to prevent the issuance of any such stop order or suspension.

          (c) The Company shall comply with all the provisions of any undertakings contained in the Registration Statement.

          (d) The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Notes may be sold, both in connection with the offering or sale of the Notes and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith.

          (e) The Company shall furnish to its securityholders as soon as practicable after the end of each fiscal year an annual report (including, without limitation, a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date), the Company shall make available to its securityholders consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail.

          (f) The Company shall make generally available to holders of its securities and the Underwriters as soon as may be practicable, but in no event later than the forty-fifth (45th) day following the end of the first quarter first occurring after the first anniversary of the Effective Date, an earnings statement (which need not be audited but shall be in reasonable detail) satisfying the provisions of Section 11(a) of the Act (including without limitation Rule 158 of the Rules and Regulations).

          (g) Neither the Company nor any of its officers, directors or affiliates will at any time, directly or indirectly, (i) take any action designed, or which might reasonably be expected, to cause or result in, or which shall constitute, or might reasonably be expected to constitute, stabilization or manipulation, under the Act or the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sell, bid for, purchase or pay any person any compensation for soliciting purchases of the Notes or (iii) pay or agree to pay any person any compensation for soliciting another person to purchase any securities of the Company.

          (h) The Company shall apply the net proceeds from the offering and sale of the Notes to be sold by it hereunder solely for the purposes set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Notes and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (i) If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A, the Company, at the earliest possible time, shall furnish the Underwriters with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act, and, if the Underwriters do not object to the contents thereof, shall file such Prospectus with the Commission in compliance with such

Rules, PROVIDED that the Company shall file such prospectus with the Commission not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date. Upon filing the Prospectus with the Commission in compliance with such Rules, the Company shall so advise the Underwriters promptly.

          (j) If, at any time when a prospectus relating to the Notes is required by law to be delivered, any event occurs as a result of which the Prospectus or the Registration Statement, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus, including any amendment or supplement thereto, to comply with any applicable law, the Company promptly shall advise the Underwriters and counsel to the Underwriters thereof and forthwith shall prepare and duly file with the Commission an appropriate amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as the Underwriters may from time to time reasonably request. If any Underwriter is required to deliver a prospectus nine months or more after the Effective Date, the Company, upon request of the Underwriters but at the expense of the Company, shall prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. Neither the Underwriters' consent to nor delivery of, any such amendment or supplement shall constitute a waiver of any condition set forth in Section 7.

          (k) Except as contemplated by the Prospectus, the Company shall not, prior to the Second Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K under the Act unless the Company gives the Underwriters adequate prior notice of any such transaction and, if the Underwriters reasonably request but at the Company's expense, files a post-effective amendment to the Registration Statement to include the required disclosure regarding any such transaction.

          (l) Except as disclosed in the Prospectus, the Company shall not acquire any of its Common Stock before the Second Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first; and the Company shall not declare or pay any dividend or make any other distribution upon its Common Stock payable to shareholders of record on a date prior to such earlier date.

          (m) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or any dealer, the Company shall furnish or cause to be furnished to the Underwriters, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as the Underwriters reasonably may request for the purposes contemplated by the Act.

          (n) Prior to any public offering of the Notes, the Company shall cooperate with the Underwriters and counsel to the Underwriters in qualifying or registering the Notes for offer and sale under the Blue Sky Laws of such jurisdictions as the Underwriters reasonably may designate, PROVIDED the Company shall not be required to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to consent to general service of process under the law of any state where it is not now so qualified (except with respect to the offering and sale of the Notes), and the Company shall continue such qualifications or registrations in effect so long as reasonably requested by the Underwriters to effect the distribution of the Notes. In each jurisdiction where any of the Notes shall have been qualified as provided above, the Company shall file such reports and statements as may be required to continue such qualification in effect for so long a period as the Underwriters may reasonably request for a distribution of the Notes.

          (o) For so long as any of the Notes remain outstanding, (i) as soon as practicable after the end of each of its fiscal years, the Company shall furnish to the Underwriters two (2) copies of the annual report of the Company containing the consolidated balance sheet of the Company as of the close of such fiscal year and corresponding consolidated statements of earnings, shareholders equity and cash flows for the year then ended, such consolidated financial statements to be under the certificate or opinion of the Company's independent accountants, and (ii) the Company shall file promptly and shall furnish to the Underwriters at or before the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act. During such period, the Company also shall furnish to the Underwriters one (1) copy of each of the following:

                  (A) as soon as practicable after the filing thereof, each report, statement, or other document filed by the Company with the Commission, except that the portions of any such report, statement or other document for which the Company has requested confidential treatment from the Commission may be withheld from the Underwriters at the Company's discretion;

                  (B) as soon as practicable after the filing thereof, all reports, statements, other documents and financial statements furnished by the Company to either the NASD or the Nasdaq National Market pursuant to requirements of or agreements with the NASD or the Nasdaq National Market, except that the portions of any such report, statement or other document for which the Company has requested confidential treatment from the NASD or the Nasdaq National Market may be withheld from the Underwriters at the Company's discretion; and

                  (C) as soon as available, each report, statement or other document of the Company mailed to its securityholders.

          (p) The Company shall use its best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriters in Section 7.

          (q) The Company shall prepare and timely file with the Commission, from time to time, such reports and statements as may be required to be filed by the Exchange Act and or the Rules and Regulations.

          (r) The Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Notes for offering and sale under the Blue Sky Laws.

          (s) The Company will not, so long as the Notes are outstanding, be or become an investment company, unit investment trust or face-amount certificate company that is required to be registered under the 1940 Act, and is not, and will not be or become, a closed-end investment company required to be registered, under the 1940 Act.

          (t) The Company will cooperate with the Underwriters and the Trustee to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (u) During the period beginning on the date hereof and continuing through the Second Closing Date, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, any debt securities of the Company (other than the Notes) without the prior written consent of the Underwriters.

     SECTION 6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company shall pay, or reimburse the Underwriters if paid by the Underwriters, for all costs, fees and expenses incurred by or on behalf of the Company in connection with the public offering. Such costs, fees and expenses to be paid by the Company are the following:

          (a) All costs, fees and expenses (other than expenses customarily paid by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including, without limiting the generality of the foregoing, all fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company, the fees and expenses of the Trustee, any agent of the Trustee or counsel to the Trustee, all costs and expenses incurred in connection with the preparation, printing, filing, and distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all agreements, amendments and supplements provided for herein, and with the reproduction of this Agreement, the Indenture, the Agreement Among Underwriters, the Dealers Agreement, the Underwriters' Questionnaire, various Underwriters' letters (including powers-of-attorney), and the Preliminary and all Supplemental Blue Sky Memoranda. Except as set forth in Section 6(b) or if the provisions of
Section 8 become applicable, the Company shall not be responsible for the legal fees and disbursements of counsel for the Underwriters or the expenses customarily paid by the Underwriters.

          (b) All filing and registration fees and expenses, including without limitation the legal fees and disbursements of counsel for the Underwriters, incurred in connection with qualifying or registering all or any part of the Notes for offer and sale under the Blue Sky Laws (including without limitation the preparation of the Preliminary and all Supplemental Blue Sky Memoranda) and the clearing of the public offering of the Notes with the NASD.

          (c) All fees and expenses of the Company's transfer agent, the cost of printing and delivering the certificates representing the Notes, and all transfer taxes, if any, with respect to the sale and delivery of the Notes.

     Except as provided in Sections 6, 8, 10 and 13, the Underwriters shall pay all of their own costs and expenses.

     SECTION 7. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be; to the accuracy of the statements of the Company's officers; to the performance by the Company of its obligations hereunder; and to the following additional conditions, except to the extent waived in writing by the Underwriters:

          (a) The Underwriters shall have been notified not later than 5:00 p.m. eastern time, on the date of this Agreement, that the Commission has declared the Registration Statement effective. The Underwriters shall also be notified not later than the time specified in

Section 5(j) hereof that all filings of the Company required by Rule 424 and Rule 430A of the Rules and Regulations have been made.

          (b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened or contemplated by the Commission. Any request for additional information on the part of the staff of the Commission or any such authority shall have been complied with to the satisfaction of the staff of the Commission or such authority. After the date of this Agreement, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith.

          (c) The Notes shall have been qualified or registered for sale under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Underwriters as contemplated by Section 5(n); each such qualification shall be in effect and not subject to any stop order and no proceeding for such purpose shall be pending before or, to the knowledge of the Company, threatened or contemplated by the authorities of any such jurisdiction on the applicable Closing Date; and the offering of the Notes shall have been cleared by the NASD.

          (d) The legality and sufficiency of the authorization, issuance and sale of the Notes, the validity and form of the certificates representing the Notes, the execution and delivery of this Underwriting Agreement and the Indenture, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements and other statistical or financial data included therein) shall have been approved by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters.

          (e) The Underwriters shall not have been advised by the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains a material untrue statement of fact or omits to state a fact which is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus:

                  (i) There shall not have been any material adverse change or development in the business (whether by reason of any court, legislative, other governmental action, order or decree, or otherwise), business prospects, properties, general affairs, management, condition (financial or otherwise), net worth or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, which has not been disclosed in or otherwise contemplated by the Registration Statement or the Prospectus; and

                  (ii) The Company shall not have sustained any material loss or interference with its business or properties from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) or from any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if any such development or developments described in Section 7(f)(i) or Section 7(f)(ii), in the sole judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Prospectus, the Indenture and/or this Agreement.

          (g) There shall have been furnished to the Underwriters, on each Closing Date, except as otherwise expressly provided below:

                  (i) An opinion of Hill & Barlow, counsel for the Company, reasonably satisfactory to the Underwriters and counsel for the Underwriters, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (A) The Company and each of its subsidiaries have been duly organized and incorporated, are validly existing and are in good standing as corporations under the laws of their respective jurisdiction of incorporation, with full corporate power and authority to conduct all their respective activities, to own or lease all the respective assets owned or leased by the Company and its subsidiaries and to conduct their businesses as described in the Prospectus. Except for its subsidiaries, the Company does not control, directly or indirectly, any corporation, partnership or joint venture. There are no jurisdictions in which the nature of the respective activities of the Company and its subsidiaries or the character of the assets owned or leased by the Company or its subsidiaries make it necessary for them to be licensed or qualified to do business as a foreign corporation, except where the failure to so qualify would not have a Material Adverse Effect; and

                    (B) The Indenture has been duly and validly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the Trustee, is a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing; and

                    (C) The Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder; and

                    (D) The Notes are in the form contemplated by the Indenture and have been duly and validly authorized and executed and, assuming the due execution, authentication and delivery thereof by the Trustee pursuant to the Indenture (and payment therefor by the Underwriters in accordance with the terms of this Agreement), are valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith dealing, and entitled to the benefits of the Indenture; and

                    (E) On each Closing Date, the authorized capital stock of the Company will consist solely of 15,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $1.00 par value, and all such stock, and the Indenture and Notes of the Company, conform in all material respects to the descriptions thereof in the Prospectus as of the date of the Prospectus; and

                    (F) Neither the Company nor any of its subsidiaries are in violation of any provision of their respective Existing Charter Documents; and

                    (G) The Company had at the date indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the column entitled "Actual" under the caption "Capitalization" as set forth in the Prospectus, and, based on the assumptions stated in the Prospectus, the Company will have on each Closing Date the adjusted capitalization as set forth in the column entitled "As Adjusted" under the caption "Capitalization" as set forth in the Prospectus; and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company and, to such counsel's knowledge, free and clear of all liens, encumbrances, equities or claims (except for restrictions on the disposition of such shares of stock by the Company described in the Prospectus pursuant to loan agreements and notes and guarantees thereof and related agreements to which the Company or any such subsidiary is a party); and

                    (H) Except as disclosed in the Prospectus, to such counsel's knowledge, the Company has not issued (1) any options, warrants or other rights of any description, contractual or otherwise, entitling any person to purchase or receive any class of security from the Company, or
     (2) any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of the Company's capital stock, or any of such options, warrants, other rights or convertible securities or obligations; and

                    (I) Neither the Company nor any of its subsidiaries is an "investment company," or a company "controlled" by, or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company" within the meaning of the 1940 Act, and upon the Company's receipt of any proceeds from the sale of the Notes, it will not become or be deemed to be an "investment company" under the 1940 Act; and

                    (J) The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Indenture, and the Notes, to perform its obligations (including the issuance, sale and delivery of the Notes) hereunder and thereunder; and all requisite corporate action required to be taken for the due and proper authorization, issuance, sale and delivery of the Notes and the consummation of the transactions contemplated by this Agreement and by the Indenture have been duly and validly taken by the Company; and

                    (K) This Agreement has been duly and validly authorized, executed and delivered by the Company; and

                    (L) The execution, delivery and performance by and on behalf of the Company of this Agreement and the Indenture, the performance of the Company's obligations thereunder, and the consummation of the transactions contemplated thereby (including the issuance sale and delivery of the Notes), and the execution and delivery of the Notes by the Company and compliance by the Company with all of the provisions hereof and thereof will not violate any provision of the Existing Charter Documents of the Company and each of its subsidiaries; will not result in the breach, or be in contravention, of or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms or provisions of (1) any provision of any lease, franchise, license, indenture, loan agreement, mortgage, deed of trust, voting trust agreement or any other contract, agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties may be bound or affected of which such counsel is aware, (2) any statute, rule or regulation applicable to the Company or any of its subsidiaries of any court or regulatory body, administrative agency, authority or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of their properties or (3) any order of which such counsel is aware of any court or regulatory body, administrative agency, authority or other governmental body rendered in any proceeding to which the Company or any of its subsidiaries was or is now a party or by which they and/or any of their properties is bound, except those, if any, described in the Prospectus or which would not have a Material Adverse Effect; and

                    (M) No consent, approval, authorization or other order of, or filing or declaration with, any court or regulatory body, administrative agency or other governmental body of the United States or any other jurisdiction is necessary in connection with the execution, delivery and performance of this Agreement, the Indenture and/or the issuance and/or sale of the Notes by the Company pursuant to this Agreement and the Indenture and/or the consummation of the transactions contemplated by this Agreement and the Indenture, other than such as have been obtained or made by the Company on or before the date of this Agreement, except the registration of the Notes under the Act and the Rules and Regulations, the qualification of the Indenture under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required by the Blue Sky Laws applicable to the public offering of the Notes by the several Underwriters (as to which such counsel need express no opinion) or the by-laws and rules of the NASD in connection with the purchase and distribution by the several Underwriters of the Notes (as to which such counsel need express no opinion); and

                    (N) (1) The Registration Statement has become effective under the Act and any required filing pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); (2) to the best knowledge of such counsel after due inquiry no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose are pending before or threatened or contemplated by the Commission; (3) all requests for additional information on the part of the staff of the Commission or any such authority have been complied with to the satisfaction of the staff of the Commission or such authority; (4) the Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; (5) the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder; and (6) such counsel is not aware of any contracts or other documents, transactions or relationships of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, incorporated therein or filed as required; and

                    (O) To the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries are in default under any court or administrative order or decree, or in default with respect to any provision of any material lease, license agreement, franchise agreement, loan agreement, indenture, commission sales agreement or other agreement or contractual obligation to which the Company or any of its subsidiaries are a party or by which any of their respective properties are bound, and of which such counsel is aware, including, but not limited to the contracts listed as exhibits to the Registration Statement (collectively, the "Material Contracts"), and to the best of such counsel's knowledge there does not exist any state of facts which constitutes an event of default by the Company or any of its subsidiaries as defined in any such Material Contract or which, upon notice or lapse of time or both, would constitute such an event of default, where in any such case such default or event of default by such party thereto has or is reasonably likely to have a Material Adverse Effect on the conduct of the business of the Company or any of its subsidiaries. Each such Material Contract constitutes a valid and binding agreement of the Company or its subsidiary, as the case may be, and is enforceable against the Company or its subsidiary, as the case may be, in accordance with the terms thereof, except to the extent that the enforcement of any such contract may be limited by the application of bankruptcy, reorganization, insolvency or other laws generally affecting the rights of creditors and by equitable principles being applied at the discretion of a court before which any proceeding may be brought; and

                    (P) To the best of such counsel's knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any property owned or leased by the Company or any of its subsidiaries or any of the Company's or its subsidiaries' officers or directors in their capacity as such, before or by any foreign, federal, state, municipal or local court, commission, regulatory body, administrative agency or other governmental body, which (i) are required to be disclosed in the Registration Statement or the Prospectus and are not so disclosed, or (ii) question the validity of this Agreement, the Indenture or any action taken or to be taken pursuant thereto or (iii) relate to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any material permits, certificates, licenses, approvals, registrations and authorizations of the Company or any of its subsidiaries; and

                    (Q) All contracts listed as exhibits to the Registration Statement to which the Company or any of its subsidiaries are a party have been duly authorized, executed and delivered by the Company or its subsidiaries, as the case may be; and

                    (R) Except as disclosed in the Prospectus, to the best of such counsel's knowledge after due inquiry there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in (1) the securities registered pursuant to the Registration Statement or (2) any other securities now or hereafter registered pursuant to any other registration statement filed by the Company under the Act. All registration rights held by holders of securities of the Company with respect to shares of Common Stock or other securities of the Company of which such counsel is aware have, with respect to the offering contemplated by this Agreement, been waived; and

                    (S) The description in the Registration Statement and the Prospectus of statutes and contracts and other legal documents described therein present fairly the information required to be shown.

          Such counsel may rely as to factual matters on certificates of officers of the Company and of state officials and, as to legal matters in jurisdictions other than Massachusetts, on opinions of local counsel, in each case satisfactory in form and substance to the Underwriters and counsel to the Underwriters, in which case the opinion of counsel to the Company shall state that they are so doing and that they have no reason to believe that (x) any such certificate is not complete and accurate and (y) they and the Underwriters are not entitled to so rely, and copies of such certificates or opinions shall be attached to such counsel's opinion.

          In addition to the matters set forth above, such opinion shall also include a statement to the effect that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume responsibility for, the accuracy or completeness of statements in the Registration Statement or the Prospectus, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including without limitation review and discussion of the contents thereof, and no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made or that the Prospectus, as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion).

          (ii) Such opinion or opinions of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, validity of the Notes, the Registration Statement and the Prospectus, and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as such counsel reasonably request for the purpose of enabling them to pass upon such matters.

          (iii) Concurrently with the execution of this Agreement and on each Closing Date, a certificate of the chief executive officer and the principal financial officer of the Company, dated the date of this Agreement, the First Closing Date or the Second Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

                  (A) Each of the representations and warranties of the Company set forth in Section 2 are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be; and

                  (B) The Company has duly, timely and fully performed each of the covenants required to be performed by it under this Agreement; and the Company has duly, timely and fully satisfied or fulfilled each condition required to be satisfied or fulfilled by it on or prior to the date of such certificate; and

                  (C) To the best of such officers' information and belief after due inquiry, the Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings for that purpose have been instituted or, to the best knowledge of the respective signatories, are pending or contemplated under the Act; and

                  (D) To the best of such officers' knowledge and belief after due inquiry, no order suspending the qualification or registration of the Notes under the Blue Sky Laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the knowledge of the Company, threatened or contemplated by the authorities of any such jurisdiction; and

                  (E) Each of the respective signatories of the certificate has carefully examined the Registration Statement and the Prospectus, and the Registration Statement and the Prospectus and any amendment or supplement thereto contain all statements and information required to be included therein, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make all statements therein not misleading in light of the circumstances under which such statements were made, and since the date on which the Registration Statement was initially filed with the Commission, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; and

                  (F) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there, has not been any material adverse change or development (or development involving a potential adverse change) in the business, properties, financial condition or earnings of the Company, whether or not arising from transactions in the ordinary course of business, having a Material Adverse Effect, except as disclosed in or otherwise contemplated by the Prospectus and the Registration Statement as heretofore amended or (but only if the Underwriters expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Underwriters after the execution of this Agreement; since such respective dates and except as so disclosed the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Company and was not contemplated by the Prospectus; since such respective dates and except as so disclosed there has not been any material change in the outstanding capital stock of the Company, or any change in the short-term debt or long-term debt of the Company that is material to the Company; since such respective dates and except as so disclosed the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution not expressly consented to in writing by the Underwriters upon its outstanding Common Stock payable to shareholders of record on a date prior to the First Closing Date or Second Closing Date, as the case may be; since such respective dates and except as so disclosed the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and since such respective dates and except as so disclosed the Company has not sustained any material loss or interference (1) from any strike, fire, flood, windstorm, accident or other calamity or casualty (whether or not insured) or (2) from any court or governmental action, order or decree.

          (iv) Concurrently with the execution of this Agreement, the Accountants shall have delivered to the Underwriters letters, dated the date of this Agreement, addressed to the Underwriters and the directors of the Company, in form and substance satisfactory to the Underwriters, confirming that the Accountants are independent accountants with respect to the Company and its subsidiaries as required by the Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained in the Registration Statement. On the First Closing Date and, as to the Option Notes, the Second Closing Date, the Accountants shall have furnished to the Underwriters letters, dated the date of the applicable Closing Date, which shall confirm, on the basis of a review in accordance with the procedures set forth in such letters from the Accountants, that nothing has come to their attention during the period from the date of this Agreement to a date (specified in such letters) not more than five (5) days prior to the First Closing Date or the Second Closing Date, as the case may be, which would require any change in their letters dated the date of this Agreement if it were required to be dated and delivered at the First Closing Date or the Second Closing Date, as applicable. There shall not have been any change or decrease set forth in any of the letters referred to in this Section 7(g)(iv) that makes it impracticable or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase of the Notes contemplated hereby.

          (v) Such further certificates and documents as the Underwriters reasonably may request (including without limitation certificates of officers of the Company).

     All such opinions, certificates, letters and documents shall be in compliance with the provisions of this Agreement only if they are reasonably satisfactory to the Underwriters and to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters. The Company shall furnish the Underwriters with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably may request.

          (h) On the First Closing Date and the Second Closing Date the Common Stock shall be listed on the Nasdaq National Market and no proceeding relating to delisting the Common Stock from the Nasdaq National Market shall be pending.

          (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries, or any their officers or directors in their capacities as such, for or by any foreign, federal, state, municipal or local court, commission, regulatory body, administrative agency or other governmental body, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

          (j) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at the First Closing Date and, with respect to the Option Notes, at the Second Closing Date, and all covenants and agreements contained in this Agreement to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the First Closing Date and, with respect to the Option Notes, at or prior to the Second Closing Date, shall have been duly performed, fulfilled or complied with.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date or the Second Closing Date is not so satisfied, this Agreement, at the Underwriters election, shall, upon notification of the Company, terminate without liability on the part of any Underwriter, or the Company, except for the expenses to be paid by the Company pursuant to Section 6 or reimbursed by the Company pursuant to Section 8 and except to the extent provided in Section 10.

     SECTION 8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Notes at the First Closing is not consummated because any condition to the Underwriters' obligations under this Agreement is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company agrees to reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including without limitation fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and the sale of Notes. Any such failure of consummation shall be without liability of any party to any other except that the provisions of this Section 8 and Sections 6 and 10 shall at all times be effective and shall apply.

     SECTION 9. MAINTENANCE OF EFFECTIVENESS OF REGISTRATION STATEMENT. The Underwriters and the Company shall use their respective best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if any such stop order is issued, to obtain the withdrawal of such order at the earliest possible moment.

     SECTION 10. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter; the directors, officers, employees and agents of each Underwriter; and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof (including without limitation any and all investigative, legal and other expenses, reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "Claims"), whether joint or several, to which any such Underwriter, person or controlling person may become subject under the Act, the Exchange Act, any Blue Sky Law, or any other federal or state statutory law or regulation, at common law or otherwise (including without limitation payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon the inaccuracy or breach of any representation, warranty or covenant of the Company contained in this Agreement or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse each Underwriter, each such other person and each such controlling person for any legal fees or other expenses incurred by such Underwriter or any such other person or any such controlling person in connection with investigating, defending against or appearing as a third witness in connection with any such Claim; PROVIDED, however, that the Company will not be liable in any such case to the extent that:

                  (i) any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriters to the Company pursuant to Section 3; or

                  (ii) such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (A) any such Claim suffered or incurred by any Underwriter (or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) resulted from an action, claim, or suit by any person who purchased Notes that are the subject thereof from such Underwriter in the offering, and (B) such Underwriter failed to deliver a copy of the Prospectus (as then amended if the Company shall have amended the Prospectus) to such person at or prior to the confirmation of the sale of such Notes in any case where such delivery is required by the Act, unless such failure was due to failure by the Company to provide copies of the Prospectus (as so amended) to the Underwriters as required by this Agreement. The indemnification obligations of the Company pursuant to this Section 10(a) are in addition to any liabilities the Company may otherwise have.

     The Company will not, without the prior written consent of the Underwriters, settle or compromise or consent to the entry of any judgment in any pending or threatened Claim (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not any Underwriter is a party to such Claim), unless such settlement, compromise or consent includes an unconditional release of each Underwriter from all liability arising out of such Claim (or related cause of action or portion thereof).

          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, and each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any Claim to which the Company or any of its directors, officers or controlling persons may become subject under the Act, the Exchange Act, any Blue Sky Law or any other federal or state statutory law or regulation, at common law or otherwise (including without limitation payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement by such Underwriter to the Company pursuant to Section 3. Each Underwriter will severally reimburse any legal fees or other expenses reasonably incurred by the Company, or any of its directors, officers or controlling persons in connection with investigating or defending any such Claim, and from any and all Claims resulting from failure of an Underwriter to deliver a copy of the Prospectus, if the person asserting such Claim purchases Notes from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have amended the Prospectus) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim. The indemnification obligations of each Underwriter pursuant to this Section 10(b) are in addition to any liabilities any such Underwriter may otherwise have.

          (c) Any party that proposes to assert its right to be indemnified under this Section 10 shall, promptly after receipt of notice of the commencement of any action against such party in respect of a Claim, if a Claim in respect thereof is to be made against an indemnifying party under this
Section 10, notify each such indemnifying party in writing of the commencement thereof (a "Commencement Notice"), and such Commencement Notice shall include a copy of all papers served upon the notifying party, PROVIDED that the omission to so notify such indemnifying party or parties shall only relieve the indemnifying party or parties from any liability it or they may have to any indemnified party under this Section 10 to the extent that such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving a Commencement Notice, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on advice of counsel) that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties in accordance with clause (d) hereof.

          (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under Section 10(a) or Section 10(b) for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable costs of investigation subsequently incurred by the indemnified party in connection with such defense, unless:

                  (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of Section 10(c) (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by the Underwriters if one or more of the Underwriters or their controlling persons are the indemnified parties); or

                  (ii) the indemnifying party has authorized in writing the employment of counsel at the expense of the indemnifying party; or

                  (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and any indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party).

     It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party or parties promptly as they are incurred. No indemnifying party shall be liable for any settlement of any action or claim effected without such indemnifying party's written consent (which consent shall not be unreasonably withheld).

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including without limitation any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any Claim, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which each indemnified party may be subject as a result of such Claim:

                  (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes; or

                  (ii) if the allocation provided by Section 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 10(e)(i) above, but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

     The respective relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 10(e). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Sections 10(c) and 10(d), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim.

          (f) Notwithstanding the other provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 10 are several in proportion to the respective number of Firm Notes set forth opposite their names in SCHEDULE A (or such number of Firm Notes increased as set forth in Section 11) and not joint. For purposes of this Section 10, any person who controls a party to this Agreement within the meaning of the Act shall have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 10. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 10, shall notify any such party or parties from whom contribution may be sought, but the omission so to notify shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10. No party shall be liable for contribution with respect to any action or claim settled without its written consent (which consent shall not be unreasonably withheld).

          (g)     The indemnity and contribution agreements contained in this
Section 10 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Notes and payment therefor or (iii) any termination of this Agreement.

     SECTION 11. SUBSTITUTION OF UNDERWRITERS. It shall be a condition to this Agreement and to the obligations of the Company to sell and deliver the Notes hereunder, and to the obligations of each Underwriter to purchase the Notes in the manner as described herein, that, except as hereinafter provided in this
Section 11, each of the Underwriters shall purchase and pay for all the Notes agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such Notes in accordance with the terms hereof. If any Underwriter or

Underwriters defaults in its or their obligations to purchase Notes hereunder on either the First Closing Date or the Second Closing Date and the aggregate amount of Notes that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the total amount of Notes the Underwriters are obligated to purchase on such Closing Date, the Underwriters may make arrangements for the purchase of such Notes by other persons, including without limitation any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes such defaulting Underwriters agreed but failed or refused to purchase on such Closing Date, PROVIDED that in no event shall the maximum amount of Notes which any Underwriter has become obligated to purchase pursuant to Section 4 be increased pursuant to this Section 11 by more than one-eleventh of such amount of Notes without the prior written consent of such Underwriter. If any Underwriter or Underwriters so default and the aggregate amount of Notes with respect to which such default or defaults occur is greater than the above percentage and arrangements satisfactory to the Underwriters for the purchase of such Notes by other persons are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter and the Company, except for the expenses to be paid by the Company pursuant to Section 6 and except to the extent provided in Section 10.

     If the Notes to which such a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Underwriters or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than seven (7) business days so that the required changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. The term "Underwriter" shall include any person substituting for a defaulting Underwriter hereunder. Nothing contained in this Agreement shall relieve a defaulting Underwriter from liability for its default.

     SECTION 12. EFFECTIVE DATE OF THIS AGREEMENT. This Agreement shall become effective immediately upon the execution hereof on the date hereof.

     SECTION 13. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Underwriters prior to the First Closing Date and the Option, if exercised, may be canceled by the Underwriters at any time prior to the Second Closing Date, prior to delivery of and payment for the applicable Notes, if in the Underwriters's sole judgment, payment for and delivery of the Notes is rendered impracticable or inadvisable because:

          (a) additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established over-the-counter on the Nasdaq Stock Market,

American Stock Exchange or on the New York Stock Exchange, or trading in securities generally shall have been suspended or limited on the Nasdaq Stock Market, American Stock Exchange or the New York Stock Exchange by the Commission, by such exchange or over-the-counter market or by any other regulatory body or governmental authority having jurisdiction; or

          (b) (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus; or

          (c) a general banking moratorium shall have been established by federal, New York or Connecticut authorities; or

          (d) any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or that is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in an material respect; or

          (e) any outbreak or escalation of major hostilities or other national or international calamity or crisis or any substantial change in political, financial or economic conditions or any other event or events shall have occurred or shall have accelerated to such extent, in the Underwriters's sole judgment, as to have a material adverse effect on the general financial and/or securities markets of the United States or make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Notes as provided in this Agreement; or

          (f) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Common Stock or by the Nasdaq Stock Market.

     Any termination pursuant to this Section 13 shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid by the Company pursuant to Section 6 or reimbursed by the Company pursuant to Section 8 and except as to indemnification to the extent provided in Section 10).

     SECTION 14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers or directors, and of the several Underwriters set forth in or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of any Underwriter, the Company, or any of its or their partners, officers, directors, or any controlling person, as the case may be; (b) any termination of this Agreement; and (c) delivery of and payment for the Notes sold hereunder.

     SECTION 15. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Advest, Inc. at 90 State House Square, Hartford, Connecticut 06103, Attention: Robert
Keane, Jr., with a copy to Lewis J. Geffen, Esq., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, 02111; and if sent to the Company, shall be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company at 60 State Street, Boston, MA 02109, Attention: John W. Everets, President, with a copy to Dennis W. Townley, Esq., Hill & Barlow, One International Place, Boston, Massachusetts, 02110.

     SECTION 16. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and to the benefit of the officers and directors (and their personal representatives and controlling persons referred to in Section 10), and no other person shall acquire or have any right or obligation hereunder. The term successors and assigns shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

     SECTION 17. PARTIAL UNENFORCEABILITY. If any Section, subsection, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

     SECTION 18. WAIVER OF JURY TRIAL. The Company and the Underwriters each hereby waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any of the transactions contemplated hereby.

     SECTION 19. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut. No doctrine of choice of law shall be used to apply any law other than that of the State of Connecticut, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action upon or relating to this Agreement.

     SECTION 20. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and there are no agreements between the parties with respect to such transactions other than as set forth, or provided for herein.

     SECTION 21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     SECTION 22. HEADINGS FOR CONVENIENCE. The Section titles contained in this Agreement are for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

     SECTION 23. CONSTRUCTION. The terms "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, paragraph and Schedule references are to this Agreement unless otherwise specified.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon this Agreement shall become a binding agreement among the Company and the several Underwriters all in accordance with its terms.

                                   Very truly yours,

                                   HPSC, INC.



                                   By:
                                      ------------------------------------

                                   Title:
                                         ---------------------------------

The foregoing Underwriting Agreement
is hereby confirmed and accepted by
the several Underwriters identified
in SCHEDULE A annexed hereto, as of
the date first above written.

ADVEST, INC.


By:
      -----------------------------

Title:
        ------------------------------

LEGG MASON WOOD WALKER, INCORPORATED


By:
     -------------------------------

Title:
       -------------------------------

                                   SCHEDULE A


                                                         Principal Amount
                                                         of Firm Notes
Name of Underwriter                                      to be Purchased
-------------------                                      ---------------

Advest, Inc.                                                $10,000,000
Legg Mason Wood Walker, Incorporated                         10,000,000

                                      Total:                $20,000,000
                                                            -----------
                                                            -----------